Exhibit 4.1

SG BLOCKS, INC.

STOCK OPTION PLAN

1.            Establishment, Purpose, Duration.

a.       Establishment. SG Blocks, Inc. hereby establishes a stock option plan to be known as the SG Blocks, Inc. Stock Option Plan. The Plan is effective as of October 26, 2016 (the “Effective Date”), provided that the Plan must be approved by the stockholders of the Company within 12 months after the Effective Date in order to authorize the issuance of Incentive Stock Options to Employees hereunder. Definitions of capitalized terms used in the Plan are set forth in Section 2 of the Plan.

b.       Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, and officers and other key Employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c.       Duration. No Award may be granted under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.            Definitions. As used in the Plan, the following definitions shall apply:

“Applicable Law” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means an award of Nonqualified Stock Options or Incentive Stock Options granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means (a) with respect to Award of Incentive Stock Options, an agreement, in substantially the form attached hereto as Exhibit A, entered into by the Company and a Participant setting forth the terms and provisions applicable to such Award, or (b) with respect to an Award of Nonqualified Stock Options, an agreement, in substantially the form attached hereto as Exhibit B, entered into by the Company and a Participant setting forth the terms and provisions applicable to such Award.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning provided in the applicable employment agreement or consulting agreement between the Participant and the Company, if any, or if there is no such agreement that defines the term, “Cause” shall mean (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from any medically determined physical or mental impairment), which failure is not cured by the Participant within 20 calendar days after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties; (b) the engaging by the Participant in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company’s business or financial condition; (c) a conviction, guilty plea or plea of nolo contendere of the Participant for any crime involving dishonesty or for any felony; or (d) a material breach by the Participant of a fiduciary duty of loyalty or care to the Company or any of its Subsidiaries.

“Change in Control” means the occurrence of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than by means of conversion or exercise of convertible debt or equity securities of the Company); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; or (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means SG Blocks, Inc., a Delaware corporation, or any successor thereto.

“Consultant” means an independent contractor who performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Board and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Board. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, the value as determined by the Board through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

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“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance Objectives” means the performance objective or objectives established by the Board pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant.

“Person” means an individual, corporation, partnership, limited liability company, association, joint venture, trust or other entity or organization.

“Plan” means this SG Blocks, Inc. Stock Option Plan, as amended from time to time.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such share of common stock may be changed by reason of any transaction or event of the type referred to in Section 9.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” means any Participant who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.           Shares Available Under the Plan.

a.       Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 1.5 million Shares, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 9.

b.       Share Counting. The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Subsidiaries. This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury Regulations relating to Incentive Stock Options under the Code.

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4.            Administration of the Plan.

a.       In General. The Plan shall be administered by the Board. The Board shall have full and final authority in its discretion to take all actions determined by the Board to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Board deems appropriate.

b.       Delegation to Committees. To the extent permitted by Applicable Law, the Board may, in its discretion, delegate to one or more committees of the Board any of the Board’s authority under the Plan. With respect to any matters so delegated, the acts of any such committee shall be treated hereunder as acts of the Board, and all references in the Plan to the “Board” (except those in the immediately preceding sentence) shall mean any such committee.

c.       Delegation to Officers. To the extent permitted by Applicable Law, the Board may, in its discretion, delegate to one or more officers of the Company the authority to grant Awards and such other authority under the Plan as the Board may determine; provided that the Board shall fix the maximum number of Shares that may be subject to Awards granted by such officers under the Plan and the maximum number of Shares that may be subject to Awards granted to any one Participant by such officers. With respect to any matters so delegated, the acts of any such delegate shall be treated hereunder as acts of the Board, and all references in the Plan to the “Board” (except those in the immediately preceding sentence) shall mean any such delegate.

d.       Determinations. The Board shall have no obligation to treat Participants or eligible Employees, Directors or Consultants uniformly, and the Board may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

5.            Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Board may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.           Awards. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Board in its sole discretion.

a.       Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Board shall determine and which are not inconsistent with the terms and conditions of the Plan.

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b.       Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Board at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.       Term. The term of a Stock Option shall be determined by the Board and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten years from its Date of Grant.

d.       Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Board and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e.       Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Board and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Board in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.       Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)       Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)       To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)       No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

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7.            Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Board determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions deemed necessary by the Board to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

8.            Transferability. Except as otherwise determined by the Board, no Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Board, each Participant may, in a manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Board, Stock Options will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

9.            Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Board shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Board may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Board, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Board shall not make any adjustment pursuant to this Section 9 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

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10.          Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Board, fractional Shares shall be settled in cash.

11.          Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option exercise, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or recognize the transfer or disposition of Shares until such obligations are satisfied. The Board may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Board and may be subject to disapproval by the Board.

12.          Foreign Employees. Without amending the Plan, the Board may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Law of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Board be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Board may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Law of other countries in which the Company or its Subsidiaries operate or have employees.

13.          Termination for Cause; Forfeiture of Awards.

a.       Termination for Cause. If a Participant’s employment or service is terminated by the Company or a Subsidiary for Cause, as determined by the Board in its sole discretion, then, promptly upon receiving notice of the Board’s determination, the Participant shall: (i) forfeit all Awards granted under the Plan to the extent then held by the Participant; (ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to all Awards granted under the Plan, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

b.       Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with Applicable Law.

c.       Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 13, the Company may, to the extent permitted by Applicable Law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

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14.          Change in Control. In the event of a Change in Control, the Board, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; (c) the cancellation of Stock Options without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (d) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

15.          Amendment, Modification and Termination.

a.       In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

b.       Adjustments to Outstanding Awards. The Board may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Board may, in its sole discretion, declare. Additionally, the Board shall not make any adjustment pursuant to this Section 15(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c.       Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 9, 14, 15(b) and 17(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Board may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

16.          Applicable Law. The obligations of the Company with respect to Awards under the Plan shall be subject to Applicable Law and such approvals by any governmental agencies as the Board determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

17.          Miscellaneous.

a.       Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Law. Unless and until the Shares have been registered under the Securities Act of 1933, as amended, each certificate evidencing any Shares delivered pursuant to the Plan shall bear a restrictive legend specified by the Company.

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b.       No Right of Continued Employment or Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c.       Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.       Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Law or, in the discretion of the Board, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.       Acceptance of the Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.       Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF DOCUMENT]

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EXHIBIT A

FORM OF AWARD AGREEMENT – INCENTIVE STOCK OPTION

SG BLOCKS, INC.
INCENTIVE STOCK OPTION AGREEMENT

Notice of Stock Option Grant

SG Blocks, Inc., a Delaware corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the SG Blocks, Inc. Stock Option Plan (the “Plan”) and this Incentive Stock Option Agreement (this “Agreement”), an option (the “Stock Option”) to purchase the number of Shares at the exercise price per share (“Exercise Price”) as follows:

Name of Grantee:	______________________________

Number of Shares:	______________________________

Exercise Price:	$____ per Share

Date of Grant:	______________________________

Vesting Dates:	______________________________

Terms of Agreement

1.            Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant this Stock Option to purchase the number of Shares at the Exercise Price as set forth above. This Stock Option is intended to be, and shall be treated as, an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2.            Vesting of Stock Option.

(a)       Unless and until terminated as hereinafter provided, the Stock Option shall vest and become exercisable as follows:

(b)       Notwithstanding the provisions of Section 2(a), the Stock Option will become immediately vested and exercisable in full if, prior to the applicable Vesting Date: (i) the Grantee’s employment with the Company and its Subsidiaries terminates by reason of the Grantee’s death or “Disability” (defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code); or (ii) the Grantee’s employment is terminated within two years after a Change in Control: (A) by the Company and its Subsidiaries without Cause and not as a result of Disability; or (B) by the Grantee for Good Reason (defined as in Section 2(c) of this Agreement).

(c)       For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the Grantee’s consent: (i) a material reduction of the Grantee’s annual base salary; (ii) a material reduction in the Grantee’s title, authority, responsibilities or reporting relationship as in effect immediately prior to the Change in Control; or (iii) the Company’s requirement that in order to perform his obligations to the Company, the Grantee must relocate his residence to a location more than 50 miles from the Grantee’s principal office location immediately prior to a Change in Control. A termination of the Grantee’s employment by the Grantee shall not be deemed to be for Good Reason unless (A) the Grantee gives notice to the Company of the existence of the event or condition constituting Good Reason within 60 calendar days after such event or condition initially occurs or exists, and (B) the Company fails to cure such event or condition within 30 calendar days after receiving such notice.

(d)       For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence approved by the Board.

3.            Forfeiture of Stock Option.

(a)       To the extent that the Stock Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company and its Subsidiaries prior to the applicable Vesting Date other than as provided in Section 2(b).

(b)       The provisions of Section 13 of the Plan regarding forfeiture of Awards shall apply to the Stock Option and any Shares delivered hereunder. This Section 3(b) shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Grantee’s employment or the exercise of the Stock Option as provided herein.

4.            Exercise of Stock Option.

(a)       To the extent that the Stock Option has become vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of whole Shares for which the Stock Option is being exercised, the intended manner of payment, and such other provisions as may be required by the Company. The Stock Option may be exercised, during the lifetime of the Grantee, only by the Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and/or court supervision. If the Grantee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Stock Option directly from the Grantee by will, bequest or inheritance, but only to the extent that the Stock Option was vested and exercisable upon the Grantee’s death.

(b)       The Exercise Price is payable in cash or by certified or cashier’s check or other cash equivalent acceptable to the Board payable to the order of the Company.

5.            Term of Stock Option. Subject to Section 3(b) hereof, the Stock Option will terminate on the earliest of the following dates (the “Expiration Date”):

(a)       Twelve months after the termination of the Grantee’s employment as a result of death or Disability;

(b)       Immediately upon termination of the Grantee’s employment by the Company for Cause;

(c)       90 days after the termination of the Grantee’s employment for any other reason; or

(d)       Midnight on the day immediately preceding the tenth anniversary (or the fifth anniversary, if the Grantee is a Ten Percent Stockholder) of the Date of Grant.

6.            Delivery of Shares. Subject to the terms and conditions of this Agreement and the Plan, Shares shall be issuable to the Grantee as soon as administratively practicable following the date the Grantee (a) exercises the Stock Option in accordance with Section 4 hereof, (b) makes full payment to the Company of the Exercise Price and (c) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes related to the exercise of the Stock Option. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend or voting rights) in the Shares until such Shares have been issued to the Grantee in accordance with this Section 6.

7.            Transferability. The Stock Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee; provided that the Grantee’s rights with respect to such Stock Option may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Stock Option.

8.            Restrictions on Resale. Unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”), any Shares purchased pursuant to the Stock Option will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, any such Shares may be sold only in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless and until the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9.            Company’s Right to Repurchase Shares.

(a)       The Company shall have the right (the “Repurchase Right”) to repurchase all, but not less than all, of the Shares purchased by the Grantee pursuant to the Stock Option, upon written notice to the Grantee within 90 days after the termination of the Grantee’s employment with the Company and its Subsidiaries, voluntarily or involuntarily, for any reason whatsoever other than by the Company for Cause, including as a result of death or Disability. The Repurchase Right shall be exercised by the Company by giving the holder of the Shares written notice of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the Shares. Upon timely exercise of the Repurchase Right in the manner provided in this Section 9(a), the holder of the Shares shall deliver to the Company any stock certificate or certificates representing the Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances. If Shares are not repurchased under the Repurchase Right, the Grantee and his successor in interest, if any, will continue to hold the Shares subject to all of the provisions of this Agreement and the Plan.

(b)       In the event that the Company or a Subsidiary terminates the Grantee’s employment for Cause, the Company’s rights with respect to any Shares purchased by the Grantee pursuant to the Stock Option shall be governed by Section 3(b) of this Agreement and Section 13 of the Plan.

10.            No Right to Continued Employment. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment of the Grantee or adjust the Grantee’s compensation.

11.            Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan or arrangement maintained by the Company or a Subsidiary.

12.            Taxes and Withholding. The Grantee shall pay to the Company, or make arrangements satisfactory to the Company for payment of, any federal, state, local or other taxes that the Company or any Subsidiary is required to withhold in connection with the delivery of Shares under this Agreement. The obligation of the Company to deliver Shares under this Agreement shall be conditioned on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

13.            Mandatory Notice of Disqualifying Disposition. Without limiting any other provision hereof, the Grantee hereby agrees that if he or she disposes (whether by sale, exchange, gift, or otherwise) of Shares received from the exercise of any of the Stock Option within two years of the Date of Grant or within one year of the exercise of the Stock Option by the Grantee, the Grantee shall notify the Company of such disposition in writing within 30 days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for the Shares by the Grantee in connection therewith.

14.            Compliance with Applicable Law. The Company shall make reasonable efforts to comply with Applicable Law (including applicable federal and state securities laws) with respect to the Stock Option; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of Applicable Law.

15.            Adjustments. The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 9 of the Plan.

16.            Amendments. Subject to the terms of the Plan, the Board may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement in a material way without the Grantee’s consent, except as otherwise may be provided in the Plan.

17.            Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.            Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including the forfeiture provisions of Section 13 of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board shall have the right to determine any questions which arise in connection with the grant of the Stock Option.

19.            Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

20.            Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer interpretation or enforcement of the Agreement to the substantive law of another jurisdiction.

21.            Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

(signature page follows)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

SG BLOCKS, INC.

By:
Name:
Title

The undersigned Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee represents that he is familiar with the terms and provisions of the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and hereby accepts the Stock Option on the terms and conditions set forth herein and in the Plan.

GRANTEE

[Name]

EXHIBIT B

FORM OF AWARD AGREEMENT – NONQUALIFIED STOCK OPTION

SG BLOCKS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

Notice of Stock Option Grant

SG Blocks, Inc., a Delaware corporation (the “Company”), grants to the Grantee named below, in accordance with the terms of the SG Blocks, Inc. Stock Option Plan (the “Plan”) and this Nonqualified Stock Option Agreement (this “Agreement”), an option (the “Stock Option”) to purchase the number of Shares at the exercise price per share (“Exercise Price”) as follows:

Name of Grantee:	_______________________________

Number of Shares:	_______________________________

Exercise Price:	$____ per Share

Date of Grant:	_______________________________

Vesting Dates:	_______________________________

Terms of Agreement

1.            Grant of Stock Option. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant this Stock Option to purchase the number of Shares at the Exercise Price as set forth above. This Stock Option is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

2.            Vesting of Stock Option.

(a)       Unless and until terminated as hereinafter provided, the Stock Option shall vest and become exercisable as follows:

(b)       Notwithstanding the provisions of Section 2(a), the Stock Option will become immediately vested and exercisable in full if, prior to the applicable Vesting Date: (i) the Grantee’s employment or service with the Company and its Subsidiaries terminates by reason of the Grantee’s death or “Disability” (defined as permanent and total disability within the meaning of Section 22(e)(3) of the Code); or (ii) the Grantee’s employment or service is terminated within two years after a Change in Control: (A) by the Company and its Subsidiaries without Cause and not as a result of Disability; or (B) by the Grantee for Good Reason (defined as in Section 2(c) of this Agreement).

(c)       For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following without the Grantee’s consent: (i) a material reduction of the Grantee’s annual base salary; (ii) a material reduction in the Grantee’s title, authority, responsibilities or reporting relationship as in effect immediately prior to the Change in Control; or (iii) the Company’s requirement that in order to perform his obligations to the Company, the Grantee must relocate his residence to a location more than 50 miles from the Grantee’s principal office location immediately prior to a Change in Control. A termination of the Grantee’s employment or service by the Grantee shall not be deemed to be for Good Reason unless (A) the Grantee gives notice to the Company of the existence of the event or condition constituting Good Reason within 60 calendar days after such event or condition initially occurs or exists, and (B) the Company fails to cure such event or condition within 30 calendar days after receiving such notice.

(d)       For purposes of this Agreement, the continuous employment or service of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of, or service provider to, the Company and its Subsidiaries, by reason of the transfer of his employment or service among the Company and its Subsidiaries or a leave of absence approved by the Board.

3.            Forfeiture of Stock Option.

(a)       To the extent that the Stock Option has not yet vested pursuant to Section 2 above, it shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by, or to provide services to, the Company and its Subsidiaries prior to the applicable Vesting Date other than as provided in Section 2(b).

(b)       The provisions of Section 13 of the Plan regarding forfeiture of Awards shall apply to the Stock Option and any Shares delivered hereunder. This Section 3(b) shall survive and continue in full force in accordance with its terms notwithstanding any termination of the Grantee’s employment or service or the exercise of the Stock Option as provided herein.

4.            Exercise of Stock Option.

(a)       To the extent that the Stock Option has become vested and exercisable in accordance with this Agreement, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of whole Shares for which the Stock Option is being exercised, the intended manner of payment, and such other provisions as may be required by the Company. The Stock Option may be exercised, during the lifetime of the Grantee, only by the Grantee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and/or court supervision. If the Grantee dies before the expiration of the Stock Option, all or part of this Stock Option may be exercised (prior to expiration) by the personal representative of the Grantee or by any person who has acquired this Stock Option directly from the Grantee by will, bequest or inheritance, but only to the extent that the Stock Option was vested and exercisable upon the Grantee’s death.

(b)       The Exercise Price is payable in cash or by certified or cashier’s check or other cash equivalent acceptable to the Board payable to the order of the Company.

5.            Term of Stock Option. Subject to Section 3(b) hereof, the Stock Option will terminate on the earliest of the following dates (the “Expiration Date”):

(a)       Twelve months after the termination of the Grantee’s employment or service as a result of death or Disability;

(b)       Immediately upon termination of the Grantee’s employment or service by the Company for Cause;

(c)       90 days after the termination of the Grantee’s employment or service for any other reason; or

(d)       Midnight on the day immediately preceding the tenth anniversary of the Date of Grant.

6.            Delivery of Shares. Subject to the terms and conditions of this Agreement and the Plan, Shares shall be issuable to the Grantee as soon as administratively practicable following the date the Grantee (a) exercises the Stock Option in accordance with Section 4 hereof, (b) makes full payment to the Company of the Exercise Price and (c) makes arrangements satisfactory to the Company (or any Subsidiary, if applicable) for the payment of any required withholding taxes related to the exercise of the Stock Option. The Grantee shall not possess any incidents of ownership (including, without limitation, dividend or voting rights) in the Shares until such Shares have been issued to the Grantee in accordance with this Section 6.

7.            Transferability. The Stock Option may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee; provided that the Grantee’s rights with respect to such Stock Option may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Stock Option.

8.            Restrictions on Resale. Unless and until registered under the Securities Act of 1933, as amended (the “Securities Act”), any Shares purchased pursuant to the Stock Option will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, any such Shares may be sold only in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless and until the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9.            Company’s Right to Repurchase Shares.

(a)       The Company shall have the right (the “Repurchase Right”) to repurchase all, but not less than all, of the Shares purchased by the Grantee pursuant to the Stock Option, upon written notice to the Grantee within 90 days after the termination of the Grantee’s employment or service with the Company and its Subsidiaries, voluntarily or involuntarily, for any reason whatsoever other than by the Company for Cause, including as a result of death or Disability. The Repurchase Right shall be exercised by the Company by giving the holder of the Shares written notice of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the Shares. Upon timely exercise of the Repurchase Right in the manner provided in this Section 9(a), the holder of the Shares shall deliver to the Company any stock certificate or certificates representing the Shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances. If Shares are not repurchased under the Repurchase Right, the Grantee and his successor in interest, if any, will continue to hold the Shares subject to all of the provisions of this Agreement and the Plan.

(b)       In the event that the Company or a Subsidiary terminates the Grantee’s employment or service for Cause, the Company’s rights with respect to any Shares purchased by the Grantee pursuant to the Stock Option shall be governed by Section 3(b) of this Agreement and Section 13 of the Plan.

10.            No Right to Continued Employment or Service. Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment by or service with the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or service of the Grantee or adjust the Grantee’s compensation.

11.            Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan or arrangement maintained by the Company or a Subsidiary.

12.            Taxes and Withholding. The Grantee shall pay to the Company, or make arrangements satisfactory to the Company for payment of, any federal, state, local or other taxes that the Company or any Subsidiary is required to withhold in connection with the delivery of Shares under this Agreement. The obligation of the Company to deliver Shares under this Agreement shall be conditioned on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by Applicable Law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

13.            Compliance with Applicable Law. The Company shall make reasonable efforts to comply with Applicable Law (including applicable federal and state securities laws) with respect to the Stock Option; provided that, notwithstanding any other provision of this Agreement, and only to the extent permitted under Section 409A of the Code, the Company shall not be obligated to deliver any Shares pursuant to this Agreement if the delivery thereof would result in a violation of Applicable Law.

14.            Adjustments. The Exercise Price and the number and kind of shares of stock covered by this Agreement shall be subject to adjustment as provided in Section 9 of the Plan.

15.            Amendments. Subject to the terms of the Plan, the Board may modify this Agreement upon written notice to the Grantee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement in a material way without the Grantee’s consent, except as otherwise may be provided in the Plan.

16.            Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.            Relation to Plan. This Agreement is subject to the terms and conditions of the Plan, including the forfeiture provisions of Section 13 of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board shall have the right to determine any questions which arise in connection with the grant of the Stock Option.

18.            Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19.            Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer interpretation or enforcement of the Agreement to the substantive law of another jurisdiction.

20.            Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

(signature page follows)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

SG BLOCKS, INC.

By:
Name:
Title

The undersigned Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee represents that he is familiar with the terms and provisions of the Plan, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and hereby accepts the Stock Option on the terms and conditions set forth herein and in the Plan.

GRANTEE

[Name]